EXHIBIT 99.3

   Investor Contact:                     STILWELL
      Landon H. Rowland (816-218-2416)   FINANCIAL INC.
      Chairman, President and CEO
                                                     920 Main Street, 21st Floor
                                                    Kansas City, Missouri  64105

                                                                NYSE Symbol:  SV
                                            Release No. 2001-20    July 30, 2001


                                 {News Release}

                             STILWELL FINANCIAL INC.
                        REGISTRATION STATEMENT RELATED TO
                 ZERO-COUPON CONVERTIBLE DEBT DECLARED EFFECTIVE

                                    (Page 1)

Kansas City, Missouri

         Stilwell Financial Inc. ("Stilwell" or the "Company"; NYSE: SV) today announced that its registration statement covering resales by investors of its zero-coupon convertible senior notes due April 30, 2031 (the "convertible notes"), and the shares of its common stock into which the notes are convertible, has been declared effective by the Securities and Exchange Commission. The notes were originally issued on April 30, 2001 in a private placement to qualified institutional buyers.

         This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

         You may obtain copies of the prospectus relating to the convertible notes from:

                    Ms. Gwen E. Royle
                    Vice President - Legal and Corporate Secretary Stilwell Financial Inc.
                    920 Main Street, 21st Floor
                    Kansas City, MO 64105

--------------------------------------------------------------------------------

         Stilwell is a diversified, global financial services company with operations through its subsidiaries and affiliates in North America, Europe and Asia. The primary entities comprising Stilwell are Janus Capital Corporation, an approximately 90.3% owned subsidiary; Berger LLC, of which Stilwell owns 100% of the preferred limited liability company interests and approximately 87% of the regular limited liability company interests; Nelson Money Managers Plc, an 80% owned subsidiary; and DST Systems, Inc., an equity investment in which Stilwell holds an approximate 33% interest.

                               * * * * * * * * * *

                              ............. The End